Exhibit 10.3

Pacific Special Acquisition Corp.

40 Wall Street, 28th Floor

New York, New York 10005

__________, 2015

Zhengqi International Holding Limited

40 Wall Street, 28th Floor

New York, New York 10005

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of Pacific Special Acquisition Corp. (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), Zhengqi International Holding Limited (“Zhengqi International”) shall make available to the Company certain office space and administrative and support services as may be required by the Company from time to time, situated at 40 Wall Street, 28th Floor, New York, New York 10005 (or any successor location).  In exchange therefore, the Company shall pay Zhengqi International the sum of $10,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date Zhengqi International hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) that may be established upon the consummation of the IPO (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever. No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party, provided that Zhengqi International may assign this letter agreement to an affiliate without the prior written approval of the Company. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

Very truly yours,

PACIFIC SPECIAL ACQUISITION CORP.

By:
Name:	Zhouhong Peng
Title:	Chief Executive Officer and Chief Financial Officer

AGREED TO AND ACCEPTED BY:

ZHENGQI INTERNATIONAL HOLDING LIMITED

By:
Name:
Title: